As filed with the Securities and Exchange Commission on July 21, 2011
                                                                                                          Registration File No.: 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLACK DIAMOND, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-1972600 (I.R.S. Employer Identification No.)

2084 East 3900 South
Salt Lake City, UT 84124
(801) 278-5552

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Peter Metcalf
President and Chief Executive Officer
Black Diamond, Inc.
2084 East 3900 South
Salt Lake City, UT 84124
(801) 278-5552
(Name, address, including zip code and telephone number, including area code, of agent for service of process)

Copy to:

Robert L. Lawrence, Esq.
Kane Kessler, P.C.
1350 Avenue of the Americas
New York, NY 10019
(212) 541-6222

Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer   ☐   Accelerated filer   ☒   Non-accelerated filer   ☐   Small reporting company   ☐

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CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities	Amount to be	Offering	Aggregate	Registration
to be Registered	Registered	Price per Unit(1)	Offering Price(1)	Fee
Common Stock, par value $0.0001 per share	5,750,000 shares	$8.92	$51,290,000	$5,955

(1)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based upon the average high and low per share prices of the common stock reported on the Nasdaq Global Market on July 18, 2011.

___________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section
8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
___________________________________

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JULY 21, 2011.

5,750,000 Shares

_______________

This prospectus relates to an aggregate of 5,750,000 shares of common stock, par value $0.0001 per share, of Black Diamond, Inc., a Delaware corporation, (“Black Diamond” or the “Company”), which may be issued from time to time by the Company in connection with acquisitions by the Company of assets, businesses or securities. We expect that the terms of acquisitions involving the issuance of any such shares will be determined by direct negotiations with the owners or controlling persons of the assets, businesses or securities to be acquired, and that the shares of common stock issued will be valued at prices reasonably related to the market price of the common stock either at the time an agreement is entered into concerning the terms of the acquisition or at or about the time the shares are delivered.

We do not expect to receive any cash proceeds when we issue shares of common stock offered by this prospectus.

Our common stock trades on the Nasdaq Global Market (“NASDAQ”) under the symbol “BDE”. On July 20, 2011, the last reported sales price of our common stock on NASDAQ was $9.01 per share.

Investing in the shares involves risks. See ‘‘Risk Factors” beginning on page 3.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2011

_______________

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide you with copies of this information, without charge, upon written or oral request to:

Black Diamond, Inc.
2084 East 3900 South
Salt Lake City, UT 84124
Attention: Investor Relations
(801) 278-5552
In order to receive timely delivery of this information, you should make your request no later than five business days before the date you must make your investment decision. For a more detailed discussion about the information about us that is incorporated by reference into this prospectus, see “Incorporation By Reference”.
_______________

References in this prospectus to: (i) “Black Diamond,” “Company,” “we,” “our,” and “us,” refer to Black Diamond, Inc.; (ii) “Black Diamond Equipment” refer to Black Diamond Equipment, Ltd.; and (iii) “Gregory Mountain Products” and  “Gregory” refer to Gregory Mountain Products, LLC.
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i

FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein are “forward-looking statements” within the meaning of the federal securities laws.  Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein include the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company’s customers; the Company’s ability to implement its growth strategy; the Company’s ability to successfully integrate and grow acquisitions; the Company’s ability to maintain the strength and security of its information technology systems; stability of the Company’s manufacturing facilities and foreign suppliers; the Company’s ability to protect trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements included in this prospectus are based upon information available to the Company as of the date of this prospectus, and speak only as the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein as well as other written or oral statements by us or our authorized officers on our behalf, speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Such reports, proxy statements and other information filed by us can be inspected and copied at the Commission’s Public Reference Room located at 100 F Street, N.E. Washington, D.C. 20549, at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call 1-800-SEC-0330 for further information on the operation of the Commission’s Public Reference Room.

INCORPORATION BY REFERENCE

                   The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important business, financial and other information to you in this prospectus by referring you to the publicly filed documents containing this information. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information contained in this prospectus or filed later by us with the Commission. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than any portion of any such filing that is furnished under the applicable Commission rules, which documents contain important information about us and our common stock:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 15, 2011;

•	Amendment No. 2 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, filed with the Commission on January 10, 2011;

•	Our Current Report on Form 8-K, filed with the Commission on January 24, 2011;

•	Our Current Report on Form 8-K, filed with the Commission on March 18, 2011;

•	Our definitive proxy statement, filed with the Commission on April 29, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the Commission on May 10, 2011;

•	Our Current Report on Form 8-K, filed with the Commission on June 13, 2011; and

•
The description of our common stock, $0.0001 par value, contained in our Registration Statement on Form 8-A filed on June 9, 2010 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this prospectus are incorporated by reference in this prospectus, other than any portion of any such filing that is furnished under the applicable Commission rules, and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at 2084 East 3900 South, Salt Lake City, Utah 84124, Attention: Investor Relations, or call (801) 278-5552.

PROSPECTUS SUMMARY

                This document serves as a prospectus of Black Diamond to register 5,750,000 shares of our common stock, par value $0.0001 per share, which we plan to use in acquisition transactions from time to time in connection with the acquisition of assets, securities or businesses, whether by purchase, merger or any other form of business combination. It is expected that the terms of these acquisitions will be determined by direct negotiations with the owners or controlling persons of the assets, businesses or securities to be acquired, and that the shares of common stock issued will be valued at prices reasonably related to the market price of our common stock either at the time an agreement is entered into concerning the terms of the acquisition or at or about the time the shares are delivered. In addition to shares of our common stock, consideration for these acquisitions may consist of any consideration permitted by applicable law, including, without limitation, the payment of cash, the issuance of a note or other form of indebtedness, the assumption of liabilities or any combination of these items.

                The common stock we issue pursuant to this prospectus and applicable prospectus supplement or post-effective amendment in these transactions may be reoffered pursuant to this prospectus by the stockholders thereof from time to time in transactions on the NASDAQ (or any other exchange on which our common stock may be listed or traded from time to time), in negotiated transactions, in block trades, through the writing of options on securities, or any combination of these methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing prices or at negotiated prices. These selling stockholders may sell their shares of common stock to or through broker-dealers, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom the broker-dealer may act as agent or to whom they may sell as principal or both.

                 In addition, we may issue our common stock pursuant to this prospectus and applicable prospectus supplement or post-effective amendment to acquire the assets, securities or business of debtors in cases under the United States Bankruptcy Code, which may constitute all or a portion of the debtor’s assets, securities or business. The common stock we issue in these transactions may be sold by the debtor or its stockholders for cash from time to time in market transactions or it may be transferred by the debtor in satisfaction of claims by creditors under a plan of reorganization approved by the applicable U.S. Bankruptcy Court or otherwise transferred in accordance with the Bankruptcy Code.

                We will bear all expenses in connection with the registration of the common stock being resold by selling stockholders, other than selling discounts and commissions and fees and expenses of the selling stockholders. The terms for the issuance of common stock may include provisions for the indemnification of the selling stockholders for specified civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of stock by them and any discounts, concessions or commissions received by any of these underwriters, brokers, dealers or agents may constitute underwriting discounts and commissions under the Securities Act.

ABOUT BLACK DIAMOND

Overview

Black Diamond is a leading provider of outdoor recreation equipment and lifestyle products. The Company’s principal brands are Black Diamond® and Gregory®. The Company develops, manufactures and globally distributes a broad range of products including: rock-climbing equipment (such as carabiners, protection devices, harnesses, belay and devices, helmets and ice-climbing gear), technical backpacks and high-end day packs, tents, trekking poles, headlamps and lanterns, gloves and mittens, skis, ski bindings, ski boots, ski skins and avalanche safety equipment. Headquartered in Salt Lake City, Utah, the Company has more than 475 employees worldwide, with ISO 9001 manufacturing facilities both in Salt Lake City and Southeast China, as well as a sewing plant in Calexico, California, distribution centers in Utah and Southeast China, a marketing office in Yokohama, Japan, and a fully-owned sales, marketing and distribution operation for Europe, located near Basel, Switzerland. References in this prospectus to: (i) “Black Diamond,” “Company,” “we,” “our” and “us” refer to Black Diamond, Inc.; (ii) “Black Diamond Equipment” refer to Black Diamond Equipment, Ltd.; and (iii) “Gregory Mountain Products” and  “Gregory” refer to Gregory Mountain Products, LLC.

Operating History

Since the 2002 sale of our e-commerce solutions business, we have engaged in a strategy of seeking to enhance stockholder value by pursuing opportunities to redeploy our assets through an acquisition of, or merger with, an operating business or businesses that would serve as a platform company.  On May 28, 2010, we acquired Black Diamond Equipment and Gregory.  Because the Company had no operations at the time of our acquisition of Black Diamond Equipment, Black Diamond Equipment is considered to be our predecessor company for financial reporting purposes.  The predecessor company does not include Gregory.

Market Overview

Our primary target customers are outdoor-oriented consumers who understand the importance of an active, healthy lifestyle.  The users of our products are made up of a wide range of outdoor athletes and enthusiasts, including rock, ice and mountain climbers, skiers, backpackers and campers, endurance trail runners, and outdoor-inspired consumers.  We believe we have a strong reputation for style, quality, design and durability in each of our core product lines that address the needs of rock and ice climbers, alpinists, canyoneers, peak baggers, backcountry and freeride skiers, day hikers and backpackers.

As the variety of outdoor sports activities continue to grow and proliferate and existing outdoor sports evolve and become ever more specialized, we believe other outdoor sports and athletic equipment companies are failing to address the unique aesthetics, fit and technical and performance needs of athletes and enthusiasts involved in such specialized activities.  We believe we have been able to help address this void in the marketplace by leveraging our user intimacy and improving on our existing product lines, by expanding our product offerings into new niche categories, and by incorporating innovative industrial design and engineering, along with comfort and functionality into our products. Although we were founded to address the needs of core rock and ice climbers, backcountry skiers and alpinists, we are also successfully designing products for more casual outdoor enthusiasts who also appreciate the technical rigor and premium quality of our products. We believe the credibility and authenticity of our brands expands our potential market beyond committed outdoor athletes to those outdoor generalist consumers who desire to lead active, healthy and balanced lives.

RISK FACTORS

Investing in our securities involves risk. Please carefully consider the risk factors described in our periodic and current reports filed with the Commission, which are incorporated by reference in this prospectus, as well as any risks that may be set forth in the prospectus supplement relating to a specific security. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations.

USE OF PROCEEDS

We will receive no proceeds from the offering of the shares other than the value of the assets, businesses or securities acquired by us in acquisitions for which shares are offered under this prospectus.

SELLING STOCKHOLDERS

We have also prepared this prospectus, as we may amend or supplement it if appropriate, for use by the persons, and their pledgees, donees, transferees or other successors in interest, who receive shares of our common stock in acquisitions covered by this prospectus. We refer to these persons as selling stockholders. Pursuant to the terms of any agreement we may enter into in connection with an acquisition by the Company of assets, businesses or securities, under certain circumstances selling stockholders may not be permitted to use this prospectus to reoffer any shares without first obtaining our prior written consent. We may condition our consent on the agreement by the selling stockholders that they not offer or sell more than a specified number of shares and that they only do so following the filing of any required supplements or amendments to this prospectus or such other conditions which we may determine.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Selling stockholders may resell shares on NASDAQ (or any other exchange on which our common stock may be listed or traded from time to time), in negotiated transactions, in block trades, through the writing of options on securities, or any combination of these methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing prices or at negotiated prices. These selling stockholders may sell their shares of common stock to or through broker-dealers, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom the broker-dealer may act as agent or to whom they may sell as principal or both. We will not receive any proceeds from sales by selling stockholders.

The selling stockholders and any underwriter or broker-dealer retained by the selling stockholders may be deemed to be underwriters within the meaning the Securities Act. Any profits that the selling stockholders realize and the compensation they pay to any underwriter or broker-dealer may be deemed to be underwriting discounts and commissions.

When resales are to be made through a broker or dealer, a member firm of FINRA may be engaged to act as the selling stockholders' agent in the sale of shares by such selling stockholders. We anticipate that the commission paid to the member firm will be the normal commission (including negotiated commissions to the extent permissible). Sales of shares by the member firm may be made on NASDAQ (or any other exchange on which our common stock may be listed or traded from time to time), in negotiated transactions, in block trades, through the writing of options on securities, or any combination of these methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing prices or at negotiated prices.

 In lieu of making sales through use of this prospectus, the selling stockholders may also make sales of the shares covered by this prospectus pursuant to Rule 144 or Rule 145(d) under the Securities Act, to the extent that the provisions of such rules are applicable.

 A prospectus supplement, if required, will be filed under Rule 424(b) under the Securities Act, disclosing the name of any selling stockholders, the participating securities firm, if any, the number and kind of securities involved and other details of such resale to the extent appropriate.

In order to comply with the securities laws of certain states, if applicable, shares covered by this prospectus may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares covered by this prospectus may not be sold unless the shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Kane Kessler, P.C., New York, New York, and for the underwriters or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Black Diamond, Inc. (formerly, Clarus Corporation) as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010 have been incorporated by reference herein and in the registration statement in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Black Diamond Equipment, Ltd. for the period from July 1, 2009 to May 28, 2010, have been incorporated by reference herein and in the registration statement in reliance on the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Black Diamond Equipment, Ltd. as of June 30, 2009 and for the years ended June 30, 2009 and 2008, incorporated in this prospectus by reference to the Annual Report on Form 10-K of Black Diamond, Inc. (formerly, Clarus Corporation), filed with the Commission on March 15, 2011, have been so incorporated in reliance on the report of Tanner LLC (formerly, Tanner LC), independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, costs or fees (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (a) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (b) with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such conduct was unlawful. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The Registrant’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides that the Registrant shall indemnify to the full extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Registrant or any predecessor of the Registrant or serves or served any other enterprise as a director, officer or employee at the request of the Registrant or any predecessor of the Registrant.

The Registrant’s Amended and Restated By-Laws, as amended (the  “By-Laws”), provide that the Registrant shall, to the maximum extent and in the manner permitted by the Delaware General Corporation Law indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the Registrant. For purposes of such provisions, the By-Laws defines a  “director” or  “officer” of the Registrant as, in addition to any director or officer of the Registrant, any person who is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or who was a director or officer of a corporation which was a predecessor corporation of the Registrant or of another enterprise at the request of such predecessor corporation.  The Registrant’s By-Laws provide that the Registrant shall be required to indemnify a director or officer in connection with an action, suit or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit or proceeding (or part thereof) by the director or officer was authorized by the Board of Directors of the Registrant. The Registrant is required to pay the expenses (including attorneys’ fees) incurred by a director or officer of the Registrant entitled to such indemnification in defending any such action, suit or proceeding; provided, however, that payment of expenses incurred by a director or officer of the Registrant in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified. Any repeal or modification of the foregoing provisions of the Registrant’s By-Laws shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

The By-Laws provide that if such an indemnification claim provided for under the By-Laws is not paid in full by the Registrant within sixty (60) days after a written claim has been received by the Registrant, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the person claiming indemnification may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by a person claiming indemnification to enforce a right to indemnification hereunder (but not in a suit brought by any such person to enforce a right to an advancement of expenses), it shall be a defense that such person has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. In any suit by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the Registrant shall be entitled to recover such expenses upon a final adjudication that such person has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Registrant (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of any such suit that indemnification is proper in the circumstances because the person claiming  indemnification has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Registrant (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by a person claiming indemnification, be a defense to such suit. In any suit brought by a person claiming indemnification to enforce a right hereunder, or by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that such person is not entitled to be indemnified or to such advancement of expenses shall be on the Registrant.

The By-Laws provide that the rights to indemnification and to the advancement of expenses conferred thereunder are not exclusive of any other right which any person may have or acquire under any statute, the Certificate of Incorporation, the By-Laws, by agreement, by vote of stockholders or disinterested directors or otherwise.

The Registrant’s directors and officers are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by the Registrant.

Item 21.  Exhibits and Financial Statement Schedules

The following exhibits are included herein or incorporated by reference:

Exhibit	Description

5.1	Opinion of Kane Kessler, P.C. *

23.1	Consent of Independent Registered Public Accounting Firm. *

23.2	Independent Auditor’s Consent. *

23.3	Independent Auditors’ Consent. *

23.4	Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). *

24.1	Power of Attorney (included on the signature pages of the Registration Statement hereto). *
__________________________
*     Filed herewith.

Item 22. Undertakings

(a)      The undersigned Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing jprospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)       The Registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)        The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)        The undersigned Registrant hereby undertakes to supply, by means of a post-effective amendment, all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 21, 2011.

BLACK DIAMOND, INC.

By: /s/ Peter Metcalf
Name: Peter Metcalf
Title:   Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Peter Metcalf, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on July 21, 2011:

Name	Title
/s/ Warren B. Kanders Warren B. Kanders	Executive Chairman and Director
/s/ Robert R. Schiller Robert R. Schiller	Executive Vice Chairman and Director
/s/ Peter Metcalf Peter Metcalf	Chief Executive Officer, President and Director (Principal Executive Officer)
/s/ Robert Peay Robert Peay	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Donald L. House Donald L. House	Director
/s/ Nicholas Sokolow Nicholas Sokolow	Director
/s/ Michael A. Henning Michael A. Henning	Director
/s/ Phillip N. Duff Philip N. Duff	Director

 EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Kane Kessler, P.C. *

23.1	Consent of Independent Registered Public Accounting Firm. *

23.2	Independent Auditor’s Consent. *

23.3	Independent Auditors’ Consent. *

23.4	Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). *

24.1	Power of Attorney (included on the signature pages of the Registration Statement hereto). *

__________________________
*     Filed herewith.